Exhibit 4.8

November 11, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

RE:      MeriStar Hospitality Operating Partnership, L.P.
            Commission File No. 333-63768

Gentlemen:

Pursuant to Item 601 (b) (4) (iii) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, MeriStar Hospitality Operating Partnership, L.P. (the “Company”) hereby agrees to furnish copies of certain long-term debt instruments to the Securities and Exchange Commission upon the request of the Commission, and, in accordance with such regulation, such instruments are not being filed as part of the Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2003.

Very truly yours,

MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

By:	MERISTAR HOSPITALITY CORPORATION, Its General Partner

By:	/s/Jerome J. Kraisinger

Jerome J. Kraisinger Executive Vice President, Secretary and General Counsel

MeriStar Hospitality Corporation•4501 North Fairfax Drive •Suite 500 • Arlington, VA 22203 • 703/812-7200 • Fax 703/812-7255